Exhibit 10.33

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), is dated as of September 30, 2016, by and among ALICO, INC., a Florida corporation (''Alico"), ALICO-AGRI, LTD., a Florida limited partnership ("Alico-Agri"), ALICO PLANT WORLD, L.L.C., a Florida limited liability company ("Plant World"), ALICO FRUIT COMPANY, LLC, a Florida limited liability company ("Fruit Company"), ALICO LAND DEVELOPMENT INC., a Florida corporation ("Land Development"), ALICO CITRUS NURSERY, LLC, a Florida limited liability company ("Citrus Nursery", and together with Alico, Alico-Agri, Plant World, Fruit Company and Land Development, each a "Borrower" and collectively the "Borrowers"), the Guarantors party hereto and RABO AGRIFINANCE LLC (formerly known as Rabo Agrifinance, Inc.), a Delaware limited liability company ("Lender").

W I T N E S S E T H:

WHEREAS, Borrowers and Lender are parties to that certain Credit Agreement dated as of December 1, 2014, as amended by that certain First Amendment to Credit Agreement and Consent dated as of February 26, 2015, and that certain Second Amendment to Credit Agreement dated as of July 16, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement”); and

WHEREAS, Borrowers have requested that Lender amend certain provisions of the Credit Agreement to, among other things, (a) extend the Revolving Credit Maturity Date to November 1, 2018, and (b) permit Alico to guaranty the Prudential Facility (as defined in the Credit Agreement) in an amount not to exceed $8,000,000 in principal and interest in order to permit Alico to obtain the release of certain existing guaranties of the Prudential Facility executed and delivered by principals Mr. George Brokaw, Mr. Remy Trafelet and Mr. Clay Wilson (the "Personal Prudential Guaranties"); and

WHEREAS, Lender is willing to agree to the requested amendments and consent to the guaranty by Alico of the Prudential Facility in a maximum amount of $8,000,000 in principal and interest (the "Alico Prudential Limited Guaranty"), as a condition to the release of the Personal Prudential Guaranties, in each case on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that all capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, and further agree as follows:

1.Amendments to Credit Agreement.

(a)    Section 1.1 of the Credit Agreement, Defined Terms, is hereby modified and amended by adding the defined terms set forth below thereto in appropriate alphabetical order, and deleting any existing definition for any of the following defined terms as may be currently set forth in such Section:

""Alico Prudential Limited Guaranty" means that certain guaranty agreement to be entered into by Alico in favor of PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC, a Delaware limited liability company, in the maximum amount of $8,000,000, in form and substance reasonably acceptable to Lender.

"Revolving Credit Maturity Date" means November 1, 2018."

(b)    Section 5.1 of the Credit Agreement, Financial Statements and Other Information, is hereby modified and amended by deleting subsection (b) in its entirety and inserting in lieu thereof the following:

"(b) as soon as available and in any event within 45 days after the end of each Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 2014, but excluding the fourth Fiscal Quarter of any Fiscal Year, (x) the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of Alico and its Subsidiaries as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous Fiscal Year and (y) a certification of a Responsible Officer of Alico that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Alico and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;"

(c)    Section 6.1 of the Credit Agreement, Indebtedness, is hereby modified and amended by deleting subsection (b) in its entirety and inserting in lieu thereof the following:

"(b) (i) Indebtedness of the Borrowers pursuant to the MetLife Facility, and any Refinancing Indebtedness in respect of such Indebtedness, and (ii) Indebtedness of the Silver Nip Entities pursuant to the Prudential Facility in an aggregate principal amount not to exceed
$42,820,000,    any    Refinancing    Indebtedness    in    respect    of    such Indebtedness, and the Alico Prudential Limited Guaranty;"

(d)    Section 6.5 of the Credit Agreement, Investments, is hereby modified and amended by deleting subsection (1) in its entirety and inserting in lieu thereof the following:

"(I) any Guarantee of, or assumption of Indebtedness of, any other Person in either case to the extent the Person incurring such Guarantee or assuming such Indebtedness would have been permitted to incur the underlying Indebtedness under Section 6.1; provided in no event shall any Company other than a Silver Nip Entity provide any Guarantee for the benefit of, or assume any Indebtedness of, a Silver Nip Entity, other than the Alico Prudential Limited Guaranty;"

(e)    Section 7.4 of the Credit Agreement, Debt Service Coverage Ratio, is hereby modified and amended by deleting such section in its entirety and inserting in lieu thereof the following:

"7.4 Debt Service Coverage Ratio. The Borrower shall at all times maintain a Debt Service Coverage Ratio of not less than 1.10 to 1.00, as determined to the satisfaction of Lender in accordance with the definitions set forth herein and in accordance with GAAP, which ratio shall be tested and reported to Lender each Fiscal Quarter in the Compliance Certificate delivered to Lender for such Fiscal Quarter."

2.No Other Amendments. Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment, modification or waiver of any right, power or remedy of Lender under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except for the amendments set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Borrower and each Guarantor hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Lender at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future. Each Borrower and each Guarantor acknowledges and expressly agrees that Lender reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents, as amended herein.

3.Representations and Warranties. In consideration of the execution and delivery of this Amendment by Lender, each Borrower and each Guarantor hereby represents and warrants in favor of Lender as follows:

(a)    The execution, delivery and performance by each Borrower and each Guarantor of this Amendment (i) are all within such Borrower's corporate or limited liability company powers, as applicable, (ii) have been duly authorized, (iii) do not require any consent, authorization or approval of, registration or filing with, notice to, or any other action by, any Governmental Authority or any other Person, except for such as have been obtained or made and are in full force and effect, (iv) will not violate any applicable law or regulation or the Organizational Documents of such Borrower or Guarantor, (v) will not violate or result in a default under any material agreement binding upon such Borrower or Guarantor, (vi) will not conflict with or result in a breach or contravention of, any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Borrower or Guarantor is a party or affecting such Borrower or Guarantor or their respective properties, and (vii) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of such Borrower or Guarantor or any of their respective properties;

(b)    This Amendment has been duly executed and delivered by each Borrower and each Guarantor, and constitutes legal, valid and binding obligations of such Borrower or Guarantor enforceable against each Borrower and each Guarantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)    As of the date hereof and after giving effect to this Amendment, the representations and warranties made by or with respect to any Borrower or Guarantor under the Credit Agreement and the other Loan Documents, are true and correct in all material respects (unless any such representation or warranty is qualified as to materiality or as to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects), except to the extent previously fulfilled with respect to specific prior dates;

(d)    Immediately after giving effect hereto, no event has occurred and is continuing which constitutes a Default or an Event of Default or would constitute a Default or an Event of Default but for the requirement that notice be given or time elapse or both; and

(e)    No Borrower or Guarantor has knowledge of any challenge to Lender's claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

4.Effectiveness. This Amendment shall become effective as of the date set forth above (the "Amendment Effective Date") upon Lender's receipt of each of the following, in each case in form and substance satisfactory to Lender:

(a)    this Amendment duly executed by each Borrower, Guarantor and
Lender;

(b)	the Renewal Promissory Note in the form attached hereto;

(c)    a Subsidiary Guaranty duly executed and delivered by Alico Chemical Sales, LLC, a Florida limited liability company ("Chemical”), Alico Skink Mitigation, LLC, a Florida limited liability company ("Mitigation") and Alico Fresh Fruit LLC, a Delaware limited liability company ("Fresh Fruit"; and together with Chemical and Mitigation, hereinafter collectively referred to as the "Joinder Guarantors"), in favor of Lender;

(d)    a Supplement to the Security Agreement duly executed and delivered by the Joinder Guarantors in favor of Lender;

(e)	With respect to each of the Joinder Guarantors:

(i)    favorable written opinions addressed to Lender from counsel to each Joinder Guarantor;

(ii)    copies of such documents and certificates as Lender may reasonably request relating to the organization, existence and good standing of each Joinder Guarantor, the authorization of the execution, delivery and performance of the Loan Documents to which it is a party, and the identity, authority and capacity of each Responsible Officer authorized to act on behalf of each Joinder Guarantor in connection with the Loan Documents;

(iii)    the results, dated as of a recent date, of searches conducted in the UCC filing records in the governmental office in the jurisdiction in which each Joinder Guarantor is organized, which shall have revealed no Liens with respect to any of the Collateral of the Joinder Guarantors except Permitted Encumbrances or Liens as to which Lender shall have received (and is authorized to file) termination statements or documents (Form UCC-3 or such other termination statements or documents as shall be required by applicable law) fully executed for filing; and

(iv)    evidence that all filings, registrations and recordings have been made in the appropriate governmental offices, and all other action has been taken, that Lender deems necessary or desirable in order to create, in favor of Lender, a perfected first-priority Lien on the Collateral of each Joinder Guarantor, subject to no other Liens except for Permitted Encumbrances;

(f)	payment to Lender of a renewal fee in the amount of $35,000; and

(g)    all other documents, certificates, reports, statements, instruments or other documents as Lender may reasonably request.

5.Costs and Expenses. Each Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the fees and out-of-pocket expenses of counsel for Lender with respect thereto).

6.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile transmission or by other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

7.Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

8.Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of Florida with respect to agreements made and to be performed wholly in the State of Florida and shall be construed, interpreted, performed and enforced in accordance therewith.

9.Final Agreement. This Amendment represents the final agreement between Borrowers, Guarantors and Lender as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

10.Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first above written.
BORROWERS:

_________________________
Name: Clay G. Wilson
Title: Chief Executive Officer

ALICO-AGRI, LTD., a Florida limited partnership

________________________
Name: Clay G. Wilson
Title: Chief Executive Officer

ALICO PLANT WORLD, L.L.C., a Florida
limited liability company

By: Alico-Agri, Ltd., a Florida limited partnership, its Sole Member

By: Alico, Inc., a Florida corporation

_____________
Name: Clay G. Wilson
Title: Chief Executive Officer

ALICO FRUIT COMPANY, LLC, a Florida
limited liability company

ALICO LAND DEVELOPMENT INC., a Florida corporation

_____________
Name: Clay G. Wilson
Title: President

ALICO CITRUS NURSERY, LLC, a Florida
limited liability company

By:AL
GUARANTORS:    734 CITRUS HOLDINGS, LLC

_____________
Name: Clay G. Wilson
Title: Chief Executive Officer

734 HARVEST, LLC

By:_________________________
Clay G. Wilson

734 LCM Groves,

By:

734 BLP GROVES, LLC

By:

LENDER:

RABO AGRIFINANCE LLC,
a Delaware limited Jiability company

By:    _______
Name:
Title:

FORM OF
RENEWAL PROMISSORY NOTE

PURSUANT TO F.S. 201.08, THIS RENEWAL PROMISSORY NOTE IS A RENEWAL OF THAT CERTAIN PROMISSORY NOTE DATED AS OF DECEMBER 1, 2014 PAYABLE TO THE BANK BY THE UNDERSIGNED OBLIGORS IN THE ORIGINAL PRINCIPAL AMOUNT OF $70,000,000 (THE "ORIGINAL NOTE"). FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $2,450 WERE REIMITTED TO THE FLORIDA DEPARTMENT OF REVENUE BY BANK OR ON BEHALF OF BANK AS REQUIRED BY LAW IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THE ORIGINAL NOTE, WHICH IS NOT SECURED BY FLORIDA REAL PROPERTY. NO ADDITIONAL SUMS ARE BEING ADVANCED HEREUNDER. ACCORDINGLY, NO ADDITIONAL DOCUMENTARY STAMP TAXES ARE DUE AND PAYABLE IN CONNECTION WITH THIS RENEWAL PROMISSORY NOTE. THE ORIGINAL NOTE IS ATTACHED HERETO.

RENEWAL PROMISSORY NOTE
$     _    ---- , 20_
FOR VALUE RECEIVED, the undersigned ALICO, INC., a Florida corporation ("Alico"); ALICO-AGRI, LTD., a Florida limited partnership ("Alico-Agri"); ALICO PLANT WORLD, L.L.C., a Florida limited liability company ("Plant Worltf '); ALICO FRUIT COMPANY, LLC, a Florida limited liability company ("Fruit Company"); ALICO LAND DEVELOPMENT INC., a Florida corporation ("Land Developmen f' ); ALICO CITRUS NURSERY, LLC, a Florida limited liability company ("Citrus Nursery", and together with Alico, Alico-Agri, Plant World, Fruit Company and Land Development, each a "Borrower" and collectively the "Borrowers") hereby, jointly and severally, promise to pay to the order of
    _, a Delaware limited liability company (together with its successors and assigns, hereinafter the "Bank"), on or before the Revolving Credit Maturity Date, the aggregate principal amount of    MILLION AND 00/100 DOLLARS (US$    or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the undersigned, in immediately available funds as provided in the Credit Agreement (defined below), together with interest thereon, until such principal amount is paid in full, at such interest rates, and payable at such times, as provided in the Credit Agreement. All payments shall be made to Bank in lawful money of the United States of America at 12443 Olive Blvd., Suite 50, St. Louis, MO 63141.

This Note is one of the Notes referred to in, and is entitled to the benefits of, that certain Credit Agreement dated as of December 1, 2014, as amended by that certain First Amendment to Credit Agreement and Consent dated as of February 26, 2015, that certain Second Amendment to Credit Agreement dated as of July 16, 2015, and by that certain Third Amendment to Credit Agreement dated of even date herewith (as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement' ) by and among the Borrowers and Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Note evidences the Loans made by the Bank under the Credit Agreement.

The Bank may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information (or an error contained in such information) shall not affect the obligation of the Borrowers to pay amounts evidenced hereby.

Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the Borrowers. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the Borrowers agree, jointly and severally, to pay, in addition to principal and interest, all costs of collection in connection therewith, including reasonable attorneys' fees.

This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

This Note shall be governed by, construed and interpreted in accordance with, the laws of the State of Florida applicable to contracts made and to be performed within the State of Florida, without reference to the conflicts oflaw principles thereof.

Time is of the essence of this Note.

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IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed under seal as of the date first above written.

ALICO, INC.,
a Florida corporation

By:
Name:
Title:

ALICO-AGRI, LTD.,
a Florida limited partnership

By: Alica, Inc., a Florida corporation, its General Partner

:
By:
Name:
Title:

ALICO PLANT WORLD, L.L.C.,
a Florida limited liability company

By: Alico-Agri, Ltd., a Florida limited partnership, its Sole Member

By: Alica, Inc., a Florida corporation, its General Partner

By:
Name:
Title:

ALICO FRUIT COMPANY, LLC,
a Florida limited liability company

By: Alica, Inc., a Florida corporation, its Managing Member

By:
Name:
Title:

ALICO LAND DEVELOPMENT INC.,
a Florida corporation

By:
Name:
Title:

ALICO CITRUS NURSERY, LLC,
a Florida limited liability company

By: Alico, Inc., a Florida corporation, its Managing Member

By:
Name:
Title: